UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 12, 2017

PIVOT PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

British Columbia	333-161157	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1275 West 6th Avenue, Vancouver, British Columbia, Canada	V6H 1A6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (604) 805-7783

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

Exchange Agreement

On September 11, 2017, we entered into an exchange agreement with IndUS Pharmaceuticals, Inc. (“IndUS”) and Pravin Chaturvedi (“Dr. Chaturvedi”) whereby we exchanged all of our outstanding common stock of IndUS for 3,800,000 common stock of our company. As part of this exchange agreement, we will provide Dr. Chaturvedi with a non-interest bearing promissory note of $200,000 payable at the earlier of 30 days after the completion of a financing of at least US$2,000,000 and September 10, 2027, and in discharge of all obligations with respect to Dr. Chaturvedi’s accrued and unpaid salary through September 11, 2017. Pursuant to the exchange agreement, approximately $350,000 of liabilities within IndUS will be assumed by Dr. Chaturvedi.

On September 12, 2017, we entered into a licensing agreement with Altum Pharmaceuticals Inc. (“Altum”) whereby we acquired worldwide rights to BiPhasix™ transdermal drug delivery technology for the development and commercialization of Cannabinoids, Cannabidiol (CBD) and Tetrahydrocannabinol (THC) products. Consideration included: 1) Issuance of 2,500,000 shares of common stock on the effective date of the agreement; 2) Issuance of 2,500,000 shares of common stock upon Health Canada Natural Product Number (“NPN”) approval; 3) Five percent royalties on gross sales; and 4) For pharmaceutical products, $1,000,000 payable upon first Investigative New Drug Approval, $1,000,000 payable upon positive outcome of Phase II trial in first indication, and $2,000,000 payable upon New Drug Application approval.

Item 5.02 Appointment of Certain Officers and Directors; Departure of Certain Officers and Directors

On September 11, 2017, we appointed Dr. Patrick Frankham as our interim Chief Executive Officer. Also on the same date, we accepted the resignation of Dr. Pravin Chaturvedi as Chief Executive Officer.

Dr. Patrick Frankham

Dr. Patrick Frankham has over 23 years of experience in the biopharmaceutical and services industries and is currently Director of our company. From 2012 to 2014, Dr. Frankham was Executive Director, Healthcare Innovation, Boehringer Ingelheim GmbH. Dr. Frankham is also currently Chief Operating Officer of Altum Pharmaceuticals Inc. Dr. Frankham has also founded several multinational healthcare startup enterprises including healthcare information technology, services and pharmaceuticals companies. His professional experience includes public and private companies as well as multinational corporations. He has developed pharmaceutical products in several therapeutic areas and interacted with global regulatory authorities. Notable prior organizations where he held increasing leadership roles include, Phoenix International Life Sciences (MDS Pharma Services), Endoceutics Inc., AeternaZentaris, BioAxone Biosciences, & ICON Clinical Research. Dr. Frankham obtained his PhD in molecular endocrinology (Université Laval, Canada), and holds an MBA in Finance (University of Liverpool, UK).

Item 9.01 Financial Statements and Exhibits

10.21	Exchange Agreement between our company, IndUS Pharmaceuticals, Inc. and Pravin Chaturvedi, dated September 11, 2017.
10.22	Licensing Agreement between our company and Altum Pharmaceuticals Inc. dated September 12, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIVOT PHARMACEUTICALS INC.

Date: September 12, 2017	By:	/s/ Ahmad Doroudian
Ahmad Doroudian
Chairman

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